AMENDMENT NO. 1 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of September 15, 2011 (as amended, supplemented or otherwise modified and in effect from time to time, this “Amendment”), among TRIMAS CORPORATION, a Delaware corporation (“TriMas Corp.”), the subsidiaries of TriMas Corp. identified as Sellers on Schedule I, as sellers (each, individually, a “Seller” and collectively, the “Sellers”), and TSPC, INC., a Nevada corporation, as purchaser (in such capacity, the “Purchaser”).
W I T N E S S E T H :
WHEREAS, TriMas Corp., the Sellers and the Purchaser are parties to that certain Amended and Restated Receivables Purchase Agreement dated as of December 29, 2009 (the “Agreement”); and
WHEREAS, the parties wish to amend the Agreement on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the parties as follows:
1.    Amendments.
1.1.    All references in the Agreement to “Wachovia Bank, National Association” are hereby replaced with references to its successor by merger, “Wells Fargo Bank, National Association.”
1.2.    Section 1.01 of the Agreement is hereby amended to insert “(a)” immediately after the heading of such Section and to insert the following at the end thereof:
(b)     In addition, the following terms shall have the meanings specified below:
“Fronting Fee” has the meaning provided in the Fee Letter.
“LC Commission” means, for any Letter of Credit: (a) the sum of (i) the LC Fee plus (ii) 10 basis points, multiplied by (b) the face amount of such Letter of Credit (or, in the case of an increase in the face amount of such Letter of Credit, on the amount of such increase), multiplied by (c) a fraction, the numerator of which shall be the actual number of days until such Letter of Credit’s expiry date (or, in the case of an extension, the actual number of days from but excluding the initial expiry date to and including the extended expiry date), and the denominator of which shall be 360 days. For the avoidance of doubt, the LC Commission shall be payable on or before the date of issuance of each Letter of Credit (on the face amount thereof), on the date of any increase in the face amount of any Letter of Credit (on the amount of such increase), and on the date of extension of the expiry date of any Letter of

Credit (on the face amount thereof as of such extension date).
“LC Fee” has the meaning provided in the Fee Letter.
“LC Issuer” means Wells Fargo Bank, National Association and its successors and permitted assigns.
“Letter of Credit” means a stand-by letter of credit issued by the LC Issuer in U.S. dollars upon application of Purchaser at the request of and for the account of a Seller or one of its Affiliates with whom such Seller has entered into a reimbursement agreement with an expiry date occurring not later than one year after the date of issuance, as extended from time to time in accordance with this Agreement and the Receivables Transfer Agreement.
“Letter of Credit Request” means a request in the form of Exhibit C hereto, with appropriate insertions thereto, duly executed by a Seller.
1.3.    The following new Sections are hereby added to the Agreement:
SECTION 2.03. Issuance of Letters of Credit.

(a)    Letter of Credit Requests; LC Commission and Fronting Fee (If Any). At any time while the Receivables Transfer Agreement remains in effect, if any Seller delivers a Letter of Credit Request to Purchaser and pays to Purchaser the applicable LC Commission on or before the issuance date and the date of any increase in amount or extension of expiry date, subject to the terms of the Receivables Transfer Agreement, Purchaser will endeavor to obtain and deliver the Letter of Credit described in such Letter of Credit Request; provided that the outstanding principal balance of the subordinated loans owing to TriMas Corp. as agent for such Seller under the Subordinated Note at all times equals or exceeds the aggregate undrawn amount of all Letters of Credit outstanding at the request of such Seller.
(b)    Reimbursement by Applicable Seller. If any Letter of Credit is drawn, the applicable Seller hereby absolutely and unconditionally agrees to reimburse Purchaser therefor on demand, together with interest on the unreimbursed amount until paid at a rate per annum equal to the LMIR (as defined in the Receivables Transfer Agreement) or, solely if the LMIR is not then available, at a rate per annum equal to the sum of the Alternate Base Rate (as defined in the Receivables Transfer Agreement) plus the Applicable Margin (as defined in the Receivables Transfer Agreement) then in effect. Without in any way limiting Purchaser’s rights to reimbursement hereunder, Purchaser is hereby authorized to offset amounts owing to it pursuant to the preceding sentence against the outstanding principal balance owing by Purchaser to TriMas Corp. as agent for the applicable Seller under the Subordinated Note, or through the reduction of Purchase Price otherwise payable pursuant to this Agreement by Purchaser to such Seller as of the d ate of reimbursement.
(c)    Obligations Absolute. Each Seller’s obligations under Section 2.03(b) shall be absolute and unconditional under any and all circumstances and irrespective of (i) any lack of validity or enforceability of such Letter of Credit, the related LC Application (as defined in the Receivables Transfer Agreement) or this Agreement; (ii) the existence of any claim, counterclaim, set-off, defense or other right that such Seller or any other Seller may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect (provided that such draft, demand, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof) or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by the LC Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit (provided that such draft, demand, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof); or any payment made by the LC Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code of the United States, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally; (v) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to the departure from any guarantee, for all or any of the obligations of such Seller or any other Seller in respect of any Letter of Credit; or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Seller.
SECTION 2.04. Extensions of Letters of Credit. From time to time prior to the Termination Date, any Seller for which a Letter of Credit has been obtained and delivered by Purchaser may request that Purchaser arrange for the extension of the expiration date of such Letter of Credit, and the Purchaser shall obtain and deliver such extension and for up to one year. If LC Issuer agrees to such extension in accordance with the terms of the Receivables Transfer Agreement, such Seller shall pay Purchaser the applicable LC Commission for the extended period. Such payment may be made in cash, by reduction of amounts owing to TriMas Corp., as agent for such Seller, under the Subordinated Note, or through reduction of Purchase Price otherwise payable on such date by Purchaser pursuant to this Agreement.
SECTION 2.05. Fronting Fee. At any time there is more than one RTA Purchaser under the Receivables Transfer Agreement, while any Letter of Credit remains outstanding at the request of any Seller, such Seller shall pay to Purchaser in arrears on each Monthly Payment Date such Seller’s ratable share of a fully-earned and non-refundable fee equal to the Fronting Fee.
1.4.    The Agreement is hereby amended to add a new Exhibit C thereto in the form of Annex I to this Amendment.
2.    Representations and Warranties. In order to induce the Purchaser to enter into this Agreement and the Administrative Agent and LC Issuer to consent to the terms hereof, each of the Sellers hereby represents and warrants to the Purchaser, the Administrative Agent and LC Issuer as follows:
(a)    Legal Existence and Power. Such Seller is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate or limited liability company power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted except where the failure to have such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. Such Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.
(b)    Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by such Seller of this Amendment are within such Seller’s corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or the By-Laws (or other organizational documents) of such Seller or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Seller or result in the creation or imposition of any Adverse Claim on the assets of such Seller (except those created by the Agreement and the Receivables Transfer Agreement).
(c)    Binding Effect. The Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).
(d)    Solvency. Such Seller is not insolvent, does not have unreasonably small capital with which to carry on its business, is able to pay its debts generally as they become due and payable, and its liabilities do not exceed its assets. TriMas Corp. is, and TriMas Corp. and its Subsidiaries are, on a consolidated basis, solvent.
3.    Conditions Precedent. This Amendment shall become effective when each of the following conditions precedent has been satisfied:
(a)    The Administrative Agent shall have received counterparts hereof duly executed by each of the parties hereto and consented to by the Administrative Agent and the LC Issuer.
(b)    The Administrative Agent shall have received a copy of resolutions of each Seller’s and the Purchaser’s board of directors (or comparable body) authorizing its execution, delivery and performance of this Amendment and the other documents contemplated hereby, certified by its Secretary or an Assistant Secretary as being a true and correct copy of a duly adopted resolution that remains in full force and effect.
(c)    The Administrative Agent shall have received counterparts of an amendment and restatement of the Receivables Transfer Agreement, together with all documents and opinions required thereunder, in each case, duly executed by each of the parties thereto.
4.    Miscellaneous.
4.1.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
4.2.    The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 4.2 shall affect the right of the Purchaser to bring any other action or proceeding against any of the Sellers or its property in the courts of other jurisdictions.
4.3.    This Amendment may be executed in two or more counterparts thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment to the fullest extent permitted by applicable law.
4.4.    This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees and permitted assigns. The RTA Purchasers, the LC Issuer and the Administrative Agent are each intended by the parties hereto to be third-party beneficiaries of this Amendment.
4.5.    The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. Annex I referred to herein shall constitute a part of this Amendment and is incorporated into this Amendment for all purposes.
4.6    Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Amendment. The provisions of this Section shall be continuing and shall survive any termination of the Agreement as amended hereby.
(Signature Page Follows)

IN WITNESS WHEREOF, TriMas Corp., the Purchaser and the Sellers each have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.
TRIMAS CORPORATION

By:    /s/ Robert J. Zalupski
Name:    Robert J. Zalupski
Title:    Vice President Finance, Corporate Development & Treasurer

As Sellers:

ARROW ENGINE COMPANY, A DELAWARE CORPORATION
LAMONS GASKET COMPANY, A DELAWARE CORPORATION
MONOGRAM AEROSPACE FASTENERS, INC., A DELAWARE CORPORATION
NORRIS CYLINDER COMPANY, A DELAWARE CORPORATION
RIEKE CORPORATION, AN INDIANA CORPORATION
CEQUENT PERFORMANCE PRODUCTS, INC., A DELAWARE CORPORATION
CEQUENT CONSUMER PRODUCTS, INC., AN OHIO CORPORATION
HI-VOL PRODUCTS LLC, A DELAWARE CORPORATION
KEO CUTTERS, INC., A MICHIGAN CORPORATION
RICHARDS MICRO-TOOL, INC., A DELAWARE CORPORATION

By: /s/ Joshua A. Sherbin
Name: Joshua A. Sherbin
Title:    Vice President & Secretary

As the Purchaser:

TSPC, Inc.

By: /s/ Robert J. Zalupski
Name: Robert J. Zalupski
Title: Vice President & Secretary

Acknowledged, consented to and agreed as of the date first above written:
WELLS FARGO, NATIONAL ASSOCIATION, as Administrative Agent for the benefit of the RTA Purchasers and as LC Issuer

By:    /s/ Eero Maki
Name:     Eero Maki
Title: SVP

Annex I

EXHIBIT C

FORM OF LETTER OF CREDIT REQUEST

[Date]

TSPC, Inc.
______________________________
_______________________________

Attention: ________________

Re: LETTER OF CREDIT REQUEST
Ladies and Gentlemen:
Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of December 29, 2009 (as amended by Amendment No. 1 dated as of September 15, 2011, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”), among TRIMAS CORPORATION, a Delaware corporation (“TriMas Corp.”), the subsidiaries of TriMas Corp. identified as Sellers on Schedule I thereto (each, individually, a “Seller” and collectively, the “Sellers”), and TSPC, INC., a Nevada corporation, as purchaser (in such capacity, the “Purchaser”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
In consideration of our payment to you of the LC Commission on or before the date of issuance of the below-described standby Letter of Credit (on the face amount thereof), on the date of any increase in the face amount of such Letter of Credit (on the amount of such increase), and on the date of extension of the expiry date of such Letter of Credit (on the face amount thereof as of such extension date), you are hereby requested to arrange for and obtain the issuance of a standby Letter of Credit with the following terms for your account:
1.    Name and address of beneficiary: ________________________
    2.    To be delivered by [overnight carrier/teletransmission/mail/other (specify)]
    3.    Amount: US$_____________
    4.    Advising bank name and address, if applicable: ___________________
    5.    Expiration date (not to exceed one year from the date of issuance or extension):
        _________________
    6.    Credit to be available for payment against beneficiary’s draft(s) drawn at sight accompanied by the following documents (check one):

        ☐ Statement purportedly signed by the beneficiary which reads as follows: ________________.
☐ Other Documents: ________________________________
☐ Special Conditions (including, if you have a preference, selection of
        UCP or ISP98)
☐ Issue substantially in form of attached specimen.

7.
We hereby certify to you that after giving effect to the issuance of this Letter of Credit, the aggregate outstanding principal balance of the subordinated loans owing by you to TriMas Corp. for our benefit under the Subordinated Note equals or exceeds the aggregate undrawn balance of all Letters of Credit outstanding at our request.

[8.    If the beneficiary specified above is a financial institution that is to issue its own undertaking based on this requested Letter of Credit: Request beneficiary to issue and deliver its (specify type of undertaking) ________ in favor of
        __________ for an amount not exceeding the amount specified above, effective immediately relative to (specify contract number or other pertinent reference) __________ to expire on ____________.]

Sincerely,
_____________________________, as a Seller

By: ___________________________
Name:
Title: